正本

檔　　號：
保存年限：

數位發展部　函

地址：10066臺北市中正區延平南路143號
聯絡人：詹勛豪
電話：02-23800722
電子郵件：hhjan@moda.gov.tw

114
台北市內湖區內湖路一段118號4樓

受文者：愛爾康資料處理股份有限公司
代表人：徐志明

發文日期：中華民國112年7月7日
發文字號：數位資源字第1120014416號
速別：普通件
密等及解密條件或保密期限：
附件：衛星固定通信用無線電頻率使用核准表

裝　訂　線

主旨：貴公司申請核發衛星固定通信用無線電頻率使用核准函，依電信管理法第52條第8項授權訂定之無線電頻率使用管理辦法第14條規定，予以核發，請查照。

說明：

一、復貴公司112年6月30日愛字11206001號函。

二、申請人名稱：愛爾康資料處理股份有限公司（代表人姓名：徐志明、性別：男、身分證統一編號：Q12226****、住居所：臺北市大安區羅斯福路三段****）、營業所地址：臺北市內湖區內湖路一段118號4樓。

三、本案衛星固定通信用無線電頻率使用核准範圍如附件，貴公司後續應依無線電頻率使用管理辦法第13條、第15條規定，於完成網路設置計畫及營運計畫核准，並向本部申請核發頻率使用證明後，始得使用。

四、貴公司於112年6月29日繳交履約保證金之日起取得頻率核配資格，依電信事業申請衛星固定通信用無線電頻率核配有關事項第7點第3款規定，後續應履行事項及履約保證金發還條件如下：

(一)於取得頻率核配資格日起2年內（114年6月28日）完成公眾電信網路設置，並依相關規定取得公眾電信網路審

驗合格證明。

(二)無法於2年內完成者，應於期間屆滿前附具理由申請展期，展期最長不得逾1年，並以1次為限；以國內銀行保證繳納履約保證金者，應於保證期間內辦理保證期間展期，履約保證展期期間與其申請展期期間應相同。

(三)逾期本部不予退還履約保證金或由本部通知保證銀行履行保證責任。

(四)履約保證金於完成應履行事項，取得公眾電信網路之審驗合格證明後，得申請無息發還。

五、已獲核配頻率之申請人，如有電信事業申請無線電頻率核配辦法第10條規定所列情形，本部應撤銷或廢止其核配。

六、不服本處分者，得於本處分書達到之次日起30日內，繕具訴願書正、副本各1份，經由本部向行政院提起訴願。

正本：愛爾康資料處理股份有限公司 代表人：徐志明
副本：國家通訊傳播委員會(含附件)

部長 唐鳳

衛星固定通信用無線電頻率使用核准表

序號	衛星名稱	傳輸鏈路	上鏈頻率起 MHz	上鏈頻率迄 MHz	頻寬 MHz	下鏈頻率起 MHz	下鏈頻率迄 MHz	頻寬 MHz	電臺安裝場域	頻率使用期限
1	SES O3B Classic O3B Mpower	饋線鏈路	27500	27900	400	17700	18100	400	固定地點	頻率使用期限自取得頻率使用證明之日起算2年
			29500	30000	500	19700	20200	500		
		服務鏈路	27500	27900	400	17700	18100	400	固定地點、船舶、航空器	
			29500	30000	500	19700	20200	500		

Translated Copy

File Number：
Retention period：

Ministry of Digital Affair Letter

Address：No. 143, Yanping South Road,
Zhongzheng District, Taipei City,
10066, Taiwan
Contact Person：Jan, Hsun-Hao
Tel：02-23800722
Email：hhjan@moda.gov.tw

4th Floor, No. 118, Section 1, Neihu Road, Neihu District, Taipei
Recipient: Aerkomm Taiwan Inc.
Representative: Mr. Hsu, Chih-Ming
Date of issuance：July 7, 2023
Document Number: Digital Resources No. 1120014416
Delivery Type: Regular mail

Confidentiality Level and Decryption Conditions or Confidentiality Period：
Attachment: Approved Form for Satellite Fixed Communication Radio Frequency Usage

Subject: Approval Letter for the Application of Satellite Fixed Communication Radio Frequency Usage by Your Company
According to Article 52, Section 8 of the Telecommunications Management Act, and in accordance with Article 14 of the Radio Frequency Usage Management Regulations authorized under the aforementioned act, we hereby issue the approval letter for the requested satellite fixed communication radio frequency usage. Please be informed accordingly.

Explanation：

1. Referring to your company's letter dated June 30, 2023, with the reference number " 11206001."
2. Applicant's Name: Aerkomm Taiwan Inc. (Representative: Mr. Hsu, Chih-Ming, Gender: Male, National ID Number: QI2226****, Residential Address: Taipei City, Da'an District, Roosevelt Road, Section 3, ****), Business Office Address: 4th Floor, No. 118, Section 1, Neihu Road, Neihu District, Taipei City.
3. The approved scope of radio frequency usage for satellite fixed communication in this case is specified in the attached document. As per the provisions of Article 13 and Article 15 of the Radio Frequency Usage Management Regulations, your company is required to complete the network setup plan and operational plan for approval. Subsequently, you must apply to this Ministry for the issuance of a frequency usage certificate before commencing usage.
4. On June 29, 2023, your company successfully obtained the qualification for frequency allocation upon the submission of the performance guarantee deposit. In accordance with the provisions of Article 7, Section 3, regarding the application for satellite fixed communication radio frequency allocation by telecommunications operators, the following terms and conditions for return of the performance guarantee deposit to be fulfilled:

   (1) Within 2 years from the date of obtaining the frequency allocation qualification (valid until June 28, 2026), your company is required to complete the installation of the public telecommunications network and obtain the necessary certifications for the network's successful inspection, as per the relevant regulations. This includes obtaining a certificate of compliance indicating that the public telecommunications network has passed the required inspections and meets the necessary standards.
   (2) If the company is unable to complete the required tasks within the 2-year timeframe, the company should apply for an extension before the expiration of the designated period, providing valid

explanations for the extension request. The maximum extension period allowed is 1 year, and only one extension will be granted. If you have submitted a performance guarantee deposit through a domestic bank, you should arrange for an extension of the guarantee period within the specified timeframe. The duration of the performance guarantee extension should align with the requested extension period.

(3) If the tasks are not completed within the specified timeframe, the Ministry will not refund the performance guarantee deposit. Alternatively, the Ministry may notify the guarantee bank to fulfill its obligation as per the guaranteed agreement.

(4) Upon completion of the required tasks and obtaining the certification of successful inspection for the public telecommunications network, you are eligible to apply for refund of the performance guarantee deposit without any interest.

5. Applicants who have been allocated frequencies are subject to the provisions of Article 10 of the Regulations on Application for Radio Frequency Allocation by Telecommunications Operators. If any of the situations listed in Article 10 arise, the Ministry is authorized to revoke or terminate the frequency allocation granted to the applicant.
6. If you are dissatisfied with the decision made by the Ministry, you have the right to file an appeal to the Executive Yuan within 30 days from the day following the receipt of this decision letter. To initiate the appeal process, you need to prepare one original and one copy of the appeal letter and submit them to the Ministry, which will then forward the appeal to the Executive Yuan.

Original Copy：Representative of Aerkomm Taiwan Inc.：Mr. Hsu, Chih-Ming
CC: National Communications Commission (including attachments)

Minister: Audrey Tang

Satellite Fixed Communication Radio Frequency Usage Approval Form

Serial Number	Satellite Name	Transmission Link	Uplink Frequency Start MHz	Uplink Frequency End MHz	Bandwidth MHz	Downlink Frequency Start MHz	Downlink Frequency End MHz	Bandwidth MHz	Radio Station Installation Area	Frequency Usage Period
1	SES O3B Classic O3B Mpower	Feeder Link Route	27500	27900	400	17700	18100	400	Fixed Location	Frequency Usage Period: 2 years from the date of obtaining the frequency usage certificate
			29500	30000	500	19700	20200	500		
		Service Link Route	27500	27900	400	17700	18100	400	Fixed Location, Vessels, Aircraft	
			29500	30000	500	19700	20200	500		